EXHIBIT 32.1

             CERTIFICATION CHIEF EXECUTIVE OFFICER AND ACTING CHIEF
            FINANCIAL OFFICER OF NT MEDIA CORP. OF CALIFORNIA, INC.
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
             (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF
                          TITLE 18, UNITED STATES CODE)

         Pursuant to section 906 of the  Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned officer of NT Media Corp. of California, Inc., a Delaware corporation (the "Company"), does hereby certify with respect to the Quarterly Report of the Company on Form 10-QSB for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission (the "10-QSB Report") that:

         (1)      the 10-QSB  Report fully  complies  with the  requirements  of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)      the   information   contained  in  the  10-QSB  Report  fairly
presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  August 17, 2006

                                             NT MEDIA CORP. OF
                                             CALIFORNIA, INC.

                                              /s/ Ali Moussavi
                                             -----------------------------------
                                             Ali Moussavi,  President,
                                             Chief Executive Officer, and Acting
                                             Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.